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EXHIBIT 2

FORM OF ORDER OF THE COURT TO DISSOLVE SUBSIDIARY CORPORATIONS


                          UNITED STATES DISTRICT COURT
                           DISTRICT OF MASSACHUSETTS


STATE STREET BANK AND TRUST
COMPANY,
     Plaintiff


          v.                                     C.A. No. 94-12257-NG


WESTSTAR GROUP NORTH, INC.
AND TAHOEVIEW CABLEVISION
INC.,
     Defendants


                               ORDER AND JUDGMENT
                               ------------------

This matter having come before the Court on the Final Report and Petition to Close Receivership of Robert J. Maccini (the "Receiver"), Permanent Receiver in the above-captioned matter, and the Court being satisfied that Notice of the filing of said Final Report and Petition to Close Receivership has been given to all interested parties in this proceeding, with no objections having been filed, it is hereby


                         ORDERED, ADJUDGED AND DECREED
                         -----------------------------


1.  The  Receiver's  Final  Report  and  all  acts,  doings,   compensation  and
disbursements of said Receiver are hereby approved, confirmed and ratified;

2. The Receiver is hereby authorized to prepare and file final tax returns on behalf of defendants Weststar Group North, Inc. and Tahoeview Cablevision, Inc. and to distribute any cash remaining in the Receivership Estate after said filings to State Street Bank and Trust Company on account of its claim;

3. The Receiver is hereby authorized to abandon all Defendants' books and records and remaining Receivership Assets;

4. The Receiver is hereby discharged and released, and his Bond ordered cancelled;

5.   The Receivership is hereby closed;

6. Defendant corporations are hereby ordered dissolved and the Receiver is directed to forward a copy of this Order to the Office of the Secretary of the State of Nevada; and

7. Notice of this Order is to be given to all creditors and interested parties as set forth on Exhibit A attached hereto.

                                             PER ORDER


                                             /s/-----------------------
ENTER:


/s/-------------------
Clerk

Dated:  July 31, 1996

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                                 CERTIFICATION

TO:  Amy L. Mower, Esq.
     Bruce Gladstone, Esq.
     Cameron & Mittleman
     56 Exchange Terrace
     Providence, RI  02906

I hereby certify that on the 29th day of July, 1996, a true copy of the within Order and Judgment of Robert J. Maccini, Permanent Receiver was served upon counsel of record listed above by first class mail, postage, prepaid.


                                                      /s/
                                             ---------------------------
                                                  Robert M. Duffy